Exhibit 99.1
Media Contacts:
Michael D. Porcelain, Senior Vice President and Chief Operating Officer
(631) 962-7000
Info@comtechtel.com

COMTECH TELECOMMUNICATIONS CORP. ANNOUNCES
RESULTS FOR FISCAL 2019 THIRD QUARTER AND
UPDATES ITS FISCAL 2019 GUIDANCE

Melville, New York – June 5, 2019 – Comtech Telecommunications Corp. (NASDAQ: CMTL) today reported its operating results for the third fiscal quarter ended April 30, 2019 and updated its fiscal 2019 guidance.

Fiscal 2019 Third Quarter Highlights

•
Net sales for the third quarter of fiscal 2019 were $170.4 million as compared to the $147.9 million achieved during the third quarter of fiscal 2018, representing an increase of $22.5 million, or 15.2%. Net sales for the first nine months of fiscal 2019 were $495.4 million as compared to the $403.2 million achieved during the first nine months of fiscal 2018, representing an increase of $92.2 million, or 22.9%.

•
Bookings during the third quarter of fiscal 2019 were $331.2 million, with a company-wide book-to-bill ratio (a measure defined as bookings divided by net sales) of 1.94 with both its Commercial and Government Solutions Segments achieving book-to-bill ratios in excess of 1.00. Bookings this quarter reflect strength in almost all of Comtech’s product lines, especially its safety and security technology solutions and HeightsTM satellite earth station technology solutions.

•
Backlog as of April 30, 2019 reflects a record high of $747.1 million. Backlog does not include the portions of multi-year contracts that have not been funded. When including the total value of multi-year contracts that Comtech has actually received, its revenue visibility is over $1.0 billion.

•
Adjusted EBITDA for the third quarter of fiscal 2019 was $24.0 million. Adjusted EBITDA for the first nine months of fiscal 2019 was $65.2 million as compared to the $47.7 million achieved during the first nine months of fiscal 2018, representing an increase of $17.5 million, or 36.7%. Adjusted EBITDA is a non-GAAP financial measure which is reconciled to the most directly comparable GAAP financial measure and is more fully defined below.

•
Comtech took several strategic steps to enhance its business including: (i) closed on the acquisition of Solacom Technologies Inc. (“Solacom”) on February 28, 2019; (ii) closed on the acquisition of the state and local government next-generation 911 business from General Dynamics Information Technology, Inc. (the “GD NG-911 business”) on April 29, 2019; (iii) initiated efforts to acquire a small technology company with complimentary solution offering; and (iv) continued its ongoing evaluation and repositioning of its enterprise technology product solution line. In connection with these steps, Comtech incurred $1.7 million of acquisition plan expenses and $2.5 million of estimated contract settlement costs. It also recorded $0.6 million of discrete tax benefit. Including all of these expenses, GAAP operating income was $11.3 million, GAAP net income was $7.6 million and GAAP earnings per diluted share ("EPS") was $0.31.

•
As shown in the table below, Non-GAAP EPS for the third quarter of fiscal 2019 would have been $0.42 which was 23.5% higher than the Non-GAAP EPS of $0.34 for the third quarter of fiscal 2018. Non-GAAP EPS for the first nine months of fiscal 2019 was $1.05 or 208.8% higher than the Non-GAAP EPS of $0.34 for the first nine months of fiscal 2018.

•	Cash flows from operating activities during the third quarter of fiscal 2019 were $40.8 million. Cash flows from operating activities during the nine months ended April 30, 2019 were $53.8 million.

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In commenting on Comtech’s performance for the third quarter of fiscal 2019, Fred Kornberg, President and Chief Executive Officer, noted, "The third quarter was yet another strong showing of outstanding business performance by Comtech. Our business excelled on many fronts. We expect the positive business momentum we are experiencing to continue into fiscal 2020.”

Mr. Kornberg further added, “The Company’s strategic acquisitions of Solacom and the GD NG-911 business significantly enhanced Comtech’s ability to deliver innovative market-leading products and services to public safety agencies around the world. Anchored by our strong backlog, recent acquisitions and expected strong fiscal 2019 finish, fiscal 2020 is looking like it will be a terrific year.”

Updated 2019 Fiscal Year Financial Targets

•
Comtech’s fiscal 2019 consolidated net sales are now expected to be $660.0 million which is higher than the mid-point of its prior expected range of $645.0 million to $660.0 million. Fourth quarter consolidated net sales are estimated to approximate $164.6 million. Comtech’s updated fiscal 2019 net sales target of $660.0 million reflects an anticipated growth rate of 15.7% from the $570.6 million it achieved in fiscal 2018.

•
Comtech fiscal 2019 consolidated Adjusted EBITDA is now expected to be $90.0 million which is better than the high-point of its prior expected range of $85.0 million to $89.0 million. Fourth quarter consolidated Adjusted EBITDA is expected to approximate $24.8 million. Comtech’s updated fiscal 2019 Adjusted EBITDA target of $90.0 million reflects an anticipated growth rate of 14.8% from the $78.4 million it achieved in fiscal 2018.

•	Total amortization of intangible assets is expected to approximate $18.3 million in fiscal 2019 with the fourth quarter approximating $5.2 million.

•	Total amortization of stock-based compensation expense is expected to approximate $12.0 million in fiscal 2019 with the fourth quarter approximating $8.6 million.

•	Comtech's estimated effective income tax rate for fiscal 2019 (excluding net discrete items) is expected to approximate 23.0%.

•
Comtech expects its fourth quarter of fiscal 2019 to be impacted by a charge of approximately $2.2 million or $0.07 GAAP EPS primarily related to ongoing efforts for a small targeted acquisition and its enterprise technology product solutions repositioning. Including the impact of such charge, Comtech's updated GAAP EPS target for fiscal 2019 is now $0.88 with its fourth quarter GAAP EPS approximating $0.10.

•
Excluding the net charges of $0.27 GAAP EPS during the nine months ended April 30, 2019 (as described in the below table) and the aforementioned fiscal 2019 fourth quarter charge of $0.07 GAAP EPS, Non-GAAP EPS for fiscal 2019 is expected to approximate $1.22 with fourth quarter Non-GAAP EPS of $0.17. Comtech's fiscal 2019 Non-GAAP EPS target of $1.22 represents a 62.7% increase from the $0.75 Non-GAAP EPS it achieved in fiscal 2018, as shown in the below table.

•
There is no certainty that Comtech’s ongoing efforts related to a small targeted acquisition will be successful and, except for acquisition plan expenses, Comtech’s updated fiscal 2019 financial targets do not include any impact of such targeted acquisition plan. If order flow remains strong and Comtech can achieve all of its fiscal 2019 business goals, it is possible that consolidated net sales and Adjusted EBITDA could be higher than its targeted amounts.

Additional information about Comtech’s third quarter financial results and Business Outlook for Fiscal 2019 is set forth in Comtech's Quarterly Report on Form 10-Q filed with the SEC today and Comtech’s third quarter investor presentation which is located on its website at www.comtechtel.com.

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Conference Call
Comtech has scheduled an investor conference call for 8:30 AM (ET) on Thursday, June 6, 2019. Investors and the public are invited to access a live webcast of the conference call from the Investor Relations section of the Comtech website at www.comtechtel.com. Alternatively, investors can access the conference call by dialing (877) 876‑9173 (domestic), or (785) 424‑1667 (international) and using the conference I.D. "Comtech." A replay of the conference call will be available for seven days by dialing (800) 753‑6121 or (402) 220‑2676. In addition, an updated investor presentation, including earnings guidance, is available on Comtech's website.

About Comtech
Comtech Telecommunications Corp. designs, develops, produces and markets innovative products, systems and services for advanced communications solutions. Comtech sells products to a diverse customer base in the global commercial and government communications markets.

Cautionary Statement Regarding Forward-Looking Statements
Certain information in this press release contains forward-looking statements, including but not limited to, information relating to the Company's future performance and financial condition, plans and objectives of the Company's management and the Company's assumptions regarding such future performance, financial condition, and plans and objectives that involve certain significant known and unknown risks and uncertainties and other factors not under the Company's control which may cause its actual results, future performance and financial condition, and achievement of plans and objectives of the Company's management to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include, among other things: the possibility that the expected synergies from the recent acquisitions will not be fully realized, or will not be realized within the anticipated time periods; the risk that the acquired businesses will not be integrated with Comtech successfully; the possibility of disruption from the recent acquisitions, making it more difficult to maintain business and operational relationships or retain key personnel; the risk that the Company will be unsuccessful in implementing a tactical shift in its Government Solutions segment away from bidding on large commodity service contracts and toward pursuing contracts for its niche products with higher margins; the risks associated with Comtech's ongoing evaluation and repositioning of its enterprise technology solutions offering in its Commercial Solutions segment; the nature and timing of receipt of, and the Company's performance on, new or existing orders that can cause significant fluctuations in net sales and operating results; the timing and funding of government contracts; adjustments to gross profits on long-term contracts; risks associated with international sales; rapid technological change; evolving industry standards; new product announcements and enhancements, including the risks associated with the Company's recent launch of HeightsTM Dynamic Network Access Technology ("HEIGHTS" or "HDNA"); changing customer demands and or procurement strategies; changes in prevailing economic and political conditions; changes in the price of oil in global markets; changes in foreign currency exchange rates; risks associated with the Company's legal proceedings, customer claims for indemnification and other similar matters; risks associated with the Company’s obligations under its Credit Facility; risks associated with the Company's large contracts; the impact of H.R.1, also known as the Tax Cuts and Jobs Act ("Tax Reform"), which was enacted in December 2017 in the U.S.; and other factors described in this and the Company's other filings with the Securities and Exchange Commission.

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)

	Three months ended April 30,		Nine months ended April 30,
	2019	2018	2019	2018

Net sales	$170,448,000	147,854,000	$495,425,000	403,154,000
Cost of sales	106,032,000	85,418,000	311,995,000	242,201,000
Gross profit	64,416,000	62,436,000	183,430,000	160,953,000

Expenses:
Selling, general and administrative	33,409,000	30,410,000	97,243,000	86,100,000
Research and development	13,471,000	12,778,000	40,664,000	39,963,000
Amortization of intangibles	4,536,000	5,269,000	13,113,000	15,806,000
Settlement of intellectual property litigation	—	—	(3,204,000)	—
Acquisition plan expenses	1,704,000	—	4,612,000	—
	53,120,000	48,457,000	152,428,000	141,869,000

Operating income	11,296,000	13,979,000	31,002,000	19,084,000

Other expenses (income):
Interest expense	2,159,000	2,500,000	7,095,000	7,607,000
Write-off of deferred financing costs	—	—	3,217,000	—
Interest (income) and other	(22,000)	198,000	(7,000)	189,000

Income before provision for (benefit from) income taxes	9,159,000	11,281,000	20,697,000	11,288,000
Provision for (benefit from) income taxes	1,547,000	3,071,000	1,791,000	(11,023,000)

Net income	$7,612,000	8,210,000	$18,906,000	22,311,000

Net income per share:
Basic	$0.31	0.34	$0.79	0.94
Diluted	$0.31	0.34	$0.78	0.93

Weighted average number of common shares outstanding – basic	24,192,000	23,834,000	24,074,000	23,819,000

Weighted average number of common and common equivalent shares outstanding – diluted	24,330,000	24,052,000	24,263,000	23,999,000

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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

	April 30, 2019	July 31, 2018
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$45,152,000	43,484,000
Accounts receivable, net	142,770,000	147,439,000
Inventories, net	83,034,000	75,076,000
Prepaid expenses and other current assets	18,263,000	13,794,000
Total current assets	289,219,000	279,793,000
Property, plant and equipment, net	29,388,000	28,987,000
Goodwill	310,247,000	290,633,000
Intangibles with finite lives, net	267,097,000	240,796,000
Deferred financing costs, net	3,311,000	2,205,000
Other assets, net	4,225,000	2,743,000
Total assets	$903,487,000	845,157,000
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$37,225,000	43,928,000
Accrued expenses and other current liabilities	79,744,000	65,034,000
Dividends payable	2,405,000	2,356,000
Contract liabilities	40,759,000	34,452,000
Current portion of long-term debt	—	17,211,000
Current portion of capital lease and other obligations	1,030,000	1,836,000
Interest payable	515,000	499,000
Total current liabilities	161,678,000	165,316,000
Non-current portion of long-term debt, net	173,500,000	148,087,000
Non-current portion of capital lease and other obligations	435,000	765,000
Income taxes payable	54,000	2,572,000
Deferred tax liability, net	12,117,000	10,927,000
Long-term contract liabilities	10,037,000	7,689,000
Other liabilities	20,717,000	4,117,000
Total liabilities	378,538,000	339,473,000
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.10 per share; shares authorized and unissued 2,000,000	—	—
Common stock, par value $0.10 per share; authorized 100,000,000 shares; issued 39,171,199 shares and 38,860,571 shares at April 30, 2019 and July 31, 2018, respectively	3,917,000	3,886,000
Additional paid-in capital	546,198,000	538,453,000
Retained earnings	416,683,000	405,194,000
	966,798,000	947,533,000
Less:
Treasury stock, at cost (15,033,317 shares at April 30, 2019 and July 31, 2018)	(441,849,000)	(441,849,000)
Total stockholders’ equity	524,949,000	505,684,000
Total liabilities and stockholders’ equity	$903,487,000	845,157,000
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COMTECH TELECOMMUNICATIONS CORP.
AND SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
(Unaudited)

Use of Non-GAAP Financial Measures
In order to provide investors with additional information regarding its financial results, this press release contains "Non-GAAP financial measures" under the rules of the SEC. The Company's Adjusted EBITDA is a Non-GAAP measure that represents earnings (loss) before income taxes, interest (income) and other, write-off of deferred financing costs, interest expense, amortization of stock-based compensation, amortization of intangible assets, depreciation expense, estimated contract settlement costs, acquisition plan expenses or strategic alternatives analysis expenses, facility exit costs, settlement of intellectual property litigation and other. The Company's definition of Adjusted EBITDA may differ from the definition of EBITDA used by other companies and therefore may not be comparable to similarly titled measures used by other companies. Adjusted EBITDA is also a measure frequently requested by the Company's investors and analysts. The Company believes that investors and analysts may use Adjusted EBITDA, along with other information contained in its SEC filings, in assessing the Company's performance and comparability of its results with other companies. The Company's Non-GAAP measures for consolidated operating income, net income and net income per diluted share reflect the GAAP measures as reported, adjusted for certain items as discussed below. These Non-GAAP financial measures have limitations as an analytical tool as they exclude the financial impact of transactions necessary to conduct the Company’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. These measures are adjusted as described in the reconciliation of GAAP to Non-GAAP in the below tables, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review the GAAP financial results that are disclosed in the Company’s SEC filings. The Company has not quantitatively reconciled its fiscal 2019 Adjusted EBITDA target to the most directly comparable GAAP measure because items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangible assets and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company's control, or cannot be predicted. For example, quantification of stock-based compensation expense requires inputs such as the number of shares granted and market price that are not currently ascertainable. Accordingly, reconciliations to the Non-GAAP forward looking metrics are not available without unreasonable effort and such unavailable reconciling items could significantly impact the Company's financial results.

	Three months ended		Nine months ended		Fiscal
	April 30,		April 30,		Year
	2019	2018	2019	2018	2018
Reconciliation of GAAP Net Income to Adjusted EBITDA:
Net income	$7,612,000	8,210,000	$18,906,000	22,311,000	$29,769,000
Provision for (benefit from) income taxes	1,547,000	3,071,000	1,791,000	(11,023,000)	(5,143,000)
Interest (income) and other	(22,000)	198,000	(7,000)	189,000	254,000
Write-off of deferred financing costs	—	—	3,217,000	—	—
Interest expense	2,159,000	2,500,000	7,095,000	7,607,000	10,195,000
Amortization of stock-based compensation	1,119,000	1,104,000	3,356,000	2,931,000	8,569,000
Amortization of intangibles	4,536,000	5,269,000	13,113,000	15,806,000	21,075,000
Depreciation	2,918,000	3,170,000	8,618,000	9,833,000	13,655,000
Estimated contract settlement costs	2,465,000	—	6,351,000	—	—
Settlement of intellectual property litigation	—	—	(3,204,000)	—	—
Acquisition plan expenses	1,704,000	—	4,612,000	—	—
Facility exit costs	—	—	1,373,000	—	—
Adjusted EBITDA	$24,038,000	23,522,000	$65,221,000	47,654,000	$78,374,000

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In addition, a reconciliation of Comtech's GAAP consolidated operating income, net income and net income per diluted share to the corresponding non-GAAP measures is shown in the tables below for the three and nine months ended April 30, 2019 and 2018, and full year of fiscal 2018:

	April 30, 2019
	Three months ended			Nine months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$11,296,000	$7,612,000	$0.31	$31,002,000	$18,906,000	$0.78
Estimated contract settlement costs	2,465,000	1,898,000	0.08	6,351,000	4,890,000	0.20
Settlement of intellectual property litigation	—	—	—	(3,204,000)	(2,467,000)	(0.10)
Acquisition plan expenses	1,704,000	1,312,000	0.05	4,612,000	3,551,000	0.15
Facility exit costs	—	—	—	1,373,000	1,057,000	0.04
Write-off of deferred financing costs	—	—	—	—	2,477,000	0.10
Net discrete tax benefit	—	(559,000)	(0.02)	—	(2,991,000)	(0.12)
Non-GAAP measures	$15,465,000	$10,263,000	$0.42	$40,134,000	$25,423,000	$1.05

	April 30, 2018
	Three months ended			Nine months ended
	Operating Income	Net Income	Net Income per Diluted Share*	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$13,979,000	$8,210,000	$0.34	$19,084,000	$22,311,000	$0.93
Net discrete tax benefit	—	—	—	—	(14,071,000)	(0.59)
Non-GAAP measures	$13,979,000	$8,210,000	$0.34	$19,084,000	$8,240,000	$0.34

	Fiscal Year
	2018
	Operating Income	Net Income	Net Income per Diluted Share*
Reconciliation of GAAP to Non-GAAP Earnings:
GAAP measures, as reported	$35,075,000	$29,769,000	$1.24
Net discrete tax benefit	—	(11,792,000)	(0.49)
Non-GAAP measures	$35,075,000	$17,977,000	$0.75

* Per share amounts may not foot due to rounding.
ECMTL
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